UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2016

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-33500	98-1032470
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Fourth Floor, Connaught House, One Burlington Road, Dublin 4, Ireland

(Address of principal executive offices)

Registrant’s telephone number, including area code: 011-353-1-634-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On May 27, 2016, Jazz Pharmaceuticals plc, an Irish public limited company (“Parent”), Plex Merger Sub, Inc., a Delaware corporation and indirect wholly-owned subsidiary of Parent (“Purchaser”), and Celator Pharmaceuticals, Inc., a Delaware corporation (the “Target”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Parent, through Purchaser, will commence a cash tender offer (the “Offer”) to acquire all of the outstanding shares of the Target’s common stock, par value $0.001 per share (the “Shares”), for $30.25 per share net to the seller in cash, without interest, on the terms and subject to the conditions set forth in the Merger Agreement (the “Offer Price”).

Completion of the Offer is subject to several conditions, including (i) there shall have been validly tendered (and not validly withdrawn) prior to the expiration of the Offer that number of Shares that, when added to the Shares owned by Parent and Purchaser represent one more Share than 50% of the outstanding Shares, including any Shares issuable to holders of warrants to purchase Shares of the Target that are deemed exercised in accordance with their terms immediately prior to such time; (ii) the expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iii) the absence of any legal restraint; (iv) subject to certain materiality exceptions, the truth and accuracy of certain representations and warranties of the Target contained in the Merger Agreement; and (v) certain other customary conditions.

Parent is obligated to commence the Offer within ten business days from the date of the Merger Agreement and to keep the Offer open for twenty business days, subject to possible extension under the terms of the Merger Agreement. Following the completion of the Offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Purchaser will merge with and into the Target, with the Target surviving as an indirect wholly-owned subsidiary of Parent, pursuant to the procedure provided for under Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”) without further stockholder approval (the “Merger”).

At the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any action on the part of the holders of any Shares, each outstanding Share (other than (i) any Shares owned by the Target, Parent or Purchaser, or (ii) any Shares as to which the holder properly demands appraisal rights under the DGCL) will be converted into the right to receive the Offer Price (the “Merger Consideration”).

Pursuant to the Merger Agreement, immediately prior to the Effective Time, each option to purchase Shares (a “Target Option”), whether or not exercisable or vested, shall be canceled and converted into the right to receive an amount in cash (subject to deduction for any required withholding tax), equal to the product of (A) the excess of the Merger Consideration over the exercise price per Share underlying such Target Option and (B) the number of Shares subject to such Target Option immediately prior to the Effective Time. Each warrant to purchase Shares that is not exercised prior to the Effective Time or deemed automatically exercised shall be assumed by Parent and shall become exercisable for cash in the amount the warrant holder would have been entitled to receive if the warrant had been exercised immediately prior to the Effective Time.

Parent, Purchaser and the Target have made customary representations, warranties and covenants in the Merger Agreement, including using reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, as promptly as reasonably practicable, the Offer, the Merger and the other transactions contemplated by the Merger Agreement. The Target has agreed to (i) conduct its business in the ordinary course consistent with past practice and (ii) to the extent consistent therewith, use commercially reasonable efforts to (x) preserve intact its present business organization, (y) keep available the services of its present executive officers and employees and (z) preserve its present relationships with customers, suppliers, licensors, licensees, distributors and others having material business dealings with it.

The Target has also agreed not to (i) directly or indirectly solicit, initiate or knowingly encourage the submission of any takeover proposal of the Target, (ii) enter into any agreement or understanding with respect to any takeover proposal of the Target or (iii) directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate the making of any proposal that constitutes, or could reasonably be expected to lead to, any takeover proposal of the Target. Notwithstanding these restrictions, the Target may under certain circumstances provide non-public information to, and participate in discussions or negotiations with, third parties with respect to unsolicited acquisition proposals. Subject to the satisfaction of certain requirements, the Target may terminate the Merger Agreement, if the board of directors of the Target determines, in good faith, after consultation with outside counsel and a financial advisor, the terms of an unsolicited acquisition proposal are, if consummated, more favorable from a financial point of view to the stockholders of the Target than the transactions contemplated by the Merger

Agreement, taking into account all financial, legal, financing, regulatory and other aspects of such takeover proposal and of the Merger Agreement (including any changes to the terms of the Merger Agreement proposed by Parent and any fees to be paid by the Target for terminating the Merger Agreement Agreement) and determines, in good faith, after consultation with outside counsel, that the failure to take any such action would be inconsistent with its fiduciary duties under applicable law. In addition, the board of directors of the Target is permitted to change its recommendation, for reasons not related to the receipt of an unsolicited proposal, if the board of directors of the Target determines in good faith, after consultation with outside counsel, that there has been an intervening event (as defined in the Merger Agreement) and the failure to take any such action would be inconsistent with its fiduciary duties under applicable law.

The Merger Agreement also includes customary termination provisions for both the Target and Parent and provides that, in connection with the termination of the Merger Agreement with respect to an unsolicited superior proposal, the Target will be required to pay a termination fee of $45.8 million (the “Termination Fee”). Any such termination of the Merger Agreement by the Target in connection with a superior proposal is subject to certain requirements, including the Target’s compliance with certain procedures set forth in the Merger Agreement and payment of the Termination Fee by the Target.

The Merger Agreement has been unanimously adopted by the board of directors of Parent, Purchaser and the Target and the board of directors of the Target unanimously recommends that stockholders of the Target tender their Shares in the Offer.

Tender and Support Agreement

On May 27, 2016, in connection with the Offer, each of CDK Associates, L.L.C., Valence CDK SPV, LP, Domain Partners VI, LP, DP VI Associates L.P., Domain Associates, L.L.C., Quaker BioVentures, L.P., Garden State Life Sciences Venture Fund, L.P., and certain officers and directors of the Target, that is Lawrence Mayer, Scott Jackson, Fred Powell and Michael Dougherty (together, the “Supporting Stockholders”) entered into a Tender and Support Agreement with Parent and Purchaser (the “Support Agreement”). Under the terms of the Support Agreement, the Supporting Stockholders have agreed, among other things, to tender their Shares in the Offer. As of May 27, 2016, the Supporting Stockholders owned an aggregate of approximately 18.4% of the outstanding Shares. The Supporting Stockholders’ obligations under the Support Agreement terminate in the event that the Merger Agreement is terminated in accordance with its terms.

The foregoing descriptions of the Merger Agreement and the Support Agreement are not complete and are qualified in their entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this report and incorporated herein by reference, the Support Agreement, which is attached as Exhibit 99.1 to this report and incorporated herein by reference.

The Merger Agreement and the Support Agreement, and the foregoing descriptions of each agreement, have been included to provide investors and stockholders with information regarding the terms of each agreement. The assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules delivered by the Target to Parent in connection with the signing of the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties to the Merger Agreement. Accordingly, the representations and warranties in the Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts and circumstances of the Target at the time they were made and who should consider the information in the Merger Agreement in conjunction with the entirety of the factual disclosure about the Target in the Target’s public reports filed with the United States Securities and Exchange Commission (“SEC”). Information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Target’s public disclosures.

Item 7.01 Regulation FD Disclosure.

On May 31, 2016, Parent provided an investor presentation to certain interested parties containing details of the proposed transaction and the potential strategic fit of the Target’s products with the business of Parent. A copy of the investor presentation, which is incorporated herein by reference, is attached hereto as Exhibit 99.2.

This information and Exhibit 99.2 is being furnished pursuant to Item 7.01 of this Current Report on Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and will not be incorporated by reference into any registration statement filed by Parent under the Securities Act of 1933, as amended, unless specifically identified as being incorporated therein by reference. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is being disclosed pursuant to Regulation FD.

Item 8.01 Other Events.

On May 31, 2016, Parent and the Target issued a joint press release in connection with the Merger. A copy of the press release is attached hereto as Exhibit 99.3 and is incorporated by reference herein.

Additional Information

The Offer has not yet commenced, and this communication is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of the Target or any other securities. On the commencement date of the Offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the SEC by the Purchaser and a Solicitation/Recommendation Statement on Schedule 14D-9 will be filed with the SEC by the Target. The offer to purchase shares of the Target’s common stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT REGARDING THE OFFER, AS THEY MAY BE AMENDED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The tender offer statement will be filed with the SEC by Purchaser, and the solicitation/recommendation statement will be filed with the SEC by the Target. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the Information Agent for the Offer, which will be named in the tender offer statement.

Forward-Looking Statements

This communication contains forward-looking statements regarding Parent and the Target, including, but not limited to, statements related to the anticipated consummation of the tender offer for the Target common stock and the timing and benefits thereof, estimated future financial results and impacts, regulatory filings and the performance of VYXEOS, future commercial and pipeline opportunities, and other statements that are not historical facts. These forward-looking statements are based on each of the companies’ current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to Parent’s ability to complete the tender offer on the proposed terms and schedule, including risks and uncertainties related to the satisfaction of closing conditions; the possibility that competing offers will be made; risks associated with business combination transactions, such as the risk that the acquired business will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; risks related to future opportunities and plans for the combined company, including uncertainty of the expected future regulatory filings, financial performance and results of the combined company following completion of the proposed transaction; disruption from the proposed acquisition, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; and the possibility that if Parent does not achieve the perceived benefits of the proposed acquisition as rapidly or to the extent anticipated by financial analysts or investors, the market price of Parent’s ordinary shares could decline; the difficulty and uncertainty of pharmaceutical product development; the inherent uncertainty associated with the regulatory approval process, including the risk that regulatory approval for VYXEOS in the U.S. may not be obtained in a timely manner or at all; the combined company’s ability to effectively commercialize its product candidates, including the need to establish pricing and reimbursement support; and those other risks detailed under the caption “Risk Factors” and elsewhere in Parent’s and the Target’s SEC filings and reports, including in Parent’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 and the Target’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, each of which is filed with the SEC, and future filings and reports by either company. Neither Parent nor the Target undertakes any duty or obligation to update any forward-looking statements contained in this presentation as a result of new information, future events or changes in its expectations.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of May 27, 2016, by and among Jazz Pharmaceuticals plc, Plex Merger Sub, Inc., and Celator Pharmaceuticals, Inc.

99.1	Tender and Support Agreement.

99.2	Investor Presentation, dated May 31, 2016.

99.3	Joint Press Release, issued by Jazz Pharmaceuticals plc, dated May 31, 2016.

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. Parent agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2016	JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

	By:	/s/ Matthew P. Young
Matthew P. Young
Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of May 27, 2016, by and among Jazz Pharmaceuticals plc, Plex Merger Sub, Inc., and Celator Pharmaceuticals, Inc.

99.1	Tender and Support Agreement.

99.2	Investor Presentation, dated May 31, 2016.

99.3	Joint Press Release, issued by Jazz Pharmaceuticals plc, dated May 31, 2016.

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. Parent agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.